SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

March 14, 2003

(Date of Report; Date of Earliest Event Reported)

AXT, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-24085	94-3031310

(Commission File Number)	(IRS Employer Identification No.)

4281 Technology Drive, Fremont, California	94538

(address of principal executive offices)	(Zip Code)

(510) 683-5900

(Registrant’s telephone number, including area code)

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Item 5. Other Events.
Item 9. Regulation FD Disclosure.
SIGNATURES
EXHIBIT INDEX
EXHIBIT 99.1
EXHIBIT 99.2

Item 5. Other Events.

     On March 14, 2003, the Company issued a press release, attached hereto as Exhibit 99.1, where it announced that its board of directors adopted a program to repurchase from time to time at management’s discretion up to 2,000,000 shares of the Company’s common stock in the open market or in private during the twelve-month period ending March 7, 2004 at prevailing market prices. As of March 14, 2003, the Company had 22,693,984 shares of common stock outstanding.

Item 9. Regulation FD Disclosure.

     On March 18, 2003, the Company issued a press release, attached hereto as Exhibit 99.2, where it announced updates to the Company’s First quarter 2003 guidance. The Company disclosed that it expects revenue to be in the middle of the guidance range of $11.8 million to $12.7 million provided in February. Net loss will be $0.22 to $0.24 per share compared with the Company’s prior guidance of a net loss of $0.25 to $0.33 per share. The Company also announced that it had received proceeds from the sale of one of its U.S buildings.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXT, INC

Date: March 20, 2003	By:	/s/	Morris S. Young
Morris S. Young
President and
Chief Executive Officer

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EXHIBIT INDEX

Exhibit	Description

99.1	Press Release, dated March 14, 2003.
99.2	Press Release, dated March 18, 2003.

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